Exhibit 99.5

STRATEGIC ALLIANCE AGREEMENT

BETWEEN

ZAMBA Corporation

AND

HCL Technologies America, Inc.

AND

HCL Technologies Limited, India

Dated the 22nd day of February, 2002

AGREEMENT

This Business Alliance Agreement (“Agreement”) is made and entered into effective this 22nd day of February, 2002 by and among ZAMBA Corporation, a Delaware Corporation, having its principal office at 3033 Excelsior Blvd, Suite 200, Minneapolis, Minnesota 55416, U.S.A. (hereinafter referred to as “ZAMBA”); HCL Technologies America Inc., a California Corporation, having its principal office at 330 Potrero Avenue, Sunnyvale, California 94085, U.S.A (hereinafter referred to as “HCL”);  and HCL Technologies Limited, India (hereinafter referred to as “HCL India”) having its principal place of business at A-10&11, Sector 3, Noida 201 301, U.P. India.

WHEREAS:

(A)                              ZAMBA is a leading corporation providing consulting and systems integration services in the customer relationship management industry and operates under the name and style of “ZAMBA Solutions;”

(B)                                HCL is engaged in the marketing and provision of software services and is a wholly-owned subsidiary of HCL India;

(C)                                HCL India is engaged in the provision of software services through Offshore (as defined herein) development centers;

(D)                               ZAMBA, HCL and HCL India intend to jointly pursue, facilitate, manage and maintain business opportunities with AMDOCS and Blue Cross Blue Shield (“BCBS”) for the provision of CRM services through the use of the services offered by, and the particular experience and expertise of, ZAMBA, HCL and HCL India pursuant to the terms and conditions of this Agreement; and

(E)                                 The Parties do not, however, desire or intend to co-own a business for profit or otherwise create or participate in or with, whether formally or informally, any partnership, corporate or business entity or other business combination between ZAMBA, HCL and HCL India with respect to the provision of CRM services pursuant to this Agreement or otherwise.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Parties (as hereinafter defined) agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1                               Definitions

“Alliance” shall mean the business alliance among the Parties as described in this Agreement to pursue the Business;

“Affiliate” in relation to a body corporate means any other person directly or indirectly controlling, controlled by or under common control with such body corporate; provided, however, that, for purposes of this definition the terms “controlling”, “controlled by” or “under common control with” shall have the meaning assigned to the term “Control” below;

“Ancillary Agreement” means each Exhibit to this Agreement, including attachments thereto, the Business Plan, as amended from time to time, and each agreement contemplated under this Agreement;

“Business” shall have the meaning set forth in Section 2.1;

“Business Plan” means the   business plan of the Alliance as agreed between the Parties in accordance with Section 2.2.

“Change of Control” shall mean the sale, lease, exchange or other transfer of all or substantially all of the assets of a Party, whether in a single transaction or in a series of transactions, to a person or entity that is not controlled, directly or indirectly, by such Party, or a merger or consolidation in which a Party is involved whereby the shareholders of such Party immediately before the effective date of such merger or consolidation do not beneficially own at least fifty percent (50%) of the combined voting power of the surviving entity’s outstanding securities immediately following the effective date of such merger or consolidation;

“Clarify” means CRM based software application program as offered under “Clarify” trade name;

“Control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a person or entity, whether through the ownership of, or entitlement to acquire ownership of, voting securities, by contract or otherwise, or the power to elect or appoint a majority of the directors, managers, partners or other individuals exercising similar authority with respect to such person or entity or the right to receive a majority of the income of such person on any distribution by it of all of its income or the majority of its assets on a winding up of its operations and existence; and the terms “controlling”, “controlled by” and “under common control with” shall be construed accordingly;

“Consent” means any consent, approval, authorization or waiver of or by a Governmental Authority or any other person or entity;

“CRM” means customer relationship management and includes such services as are required to manage and maintain client contracts and other client relationships;

“Governmental Authority” means any governmental or regulatory authority or subdivision, whether federal, state, local or foreign, or any agency or instrumentality of any such governmental or regulatory authority or subdivision, or any court or tribunal (irrespective of whether or not such court or tribunal is federal, state, local, foreign or otherwise);

“Offshore” shall mean at the facilities located in India or elsewhere outside of North America.

“Offshore Services” shall mean services provided out of the  facilities in India or elsewhere outside of North America, including, without limitation, custom software development, modification, maintenance and programming carried out using the resources outside of North America which also includes less than predominant resources onsite;

“Parties” shall mean the parties to this Agreement;

“Tax/Taxes” shall mean all taxes, including, without limitation, any central/federal, state, local or foreign taxes that have been or may be imposed by any Governmental Authority, including (i) any service tax, any tax based upon or measured by income, receipts, services, sales, use or value added; (ii) any taxes denominated as ad valorem, transfer, franchise, capital stock, payroll, social security, employment, excise, occupation, property, windfall profits, environmental, customers, or withholding taxes; and (iii) any interest, penalties, charges or costs relating thereto;

“Team” means the sales, marketing and administrative personnel of ZAMBA and HCL that are assigned to pursue the Business.

1.2                               Headings

The headings and subheadings in this Agreement are included for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof in any manner whatsoever.

1.3                               Interpretation, Number and Gender

The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neutral form.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  Unless the context otherwise requires, (a) all references to Articles, Sections, paragraphs, clauses, Exhibits and Schedules are to Articles, Sections, paragraphs, clauses, Exhibits and Schedules in this Agreement; and (b) the terms “herein,” “hereof,” “hereto,” “hereunder,” “hereinafter” and words of similar import refer to this Agreement as a whole.

ARTICLE II

STRATEGIC ALLIANCE

2.1                               Business Objective

The objective of the Alliance is to utilize the services offered by, and the particular experience and expertise of, ZAMBA, with respect to CRM services, and HCL and HCL India, with respect to Offshore software application development, modification and maintenance, solely to:  (1) succeed AMDOCS in the management and maintenance of clarify client base in respect of Clarify software; and (2) jointly pursue, facilitate, manage and maintain business opportunities with Blue Cross Blue Shield (“BCBS”) excluding supplementary staffing not related to CRM  (the “Business”).   It is likely that ZAMBA offers and sells HCL’s services to its client base or HCL offers and sells ZAMBA’s services to its client base.  In such an event, the Parties shall be entitled to a finder’s fee from the other in accordance with the terms of this Agreement. Notwithstanding anything herein to the contrary, the Parties DO NOT desire or intend to co-own a business for profit or otherwise create or participate in or with, whether formally or informally, any partnership, corporate or business entity or other business combination between ZAMBA, HCL and HCL India with respect to the provision of Business  pursuant to this Agreement or otherwise.

2.2                               Business Plan

Within one (1) month of the date of execution of this Agreement, the Parties shall agree in writing on a Business Plan, which shall include the customers to be approached, the estimated revenue from each customer, the time over which the revenues are expected to be derived, manpower plan, the expenditures proposed to be incurred by the Team broken into expenditures to be incurred by each of the Parties, as well as other information describing the Parties’ plans, expectations and responsibilities with respect to the Business.  This Business Plan shall be reviewed and supplemented in writing on a quarterly basis and each supplement shall be approved in writing by the Parties.  Every quarter the Parties shall meet to review the Business Plan and suggest amendments, modifications or supplements thereto. The Business Plan so amended, modified or supplemented shall be the Business Plan, except that any and all amendments, modifications or supplements to the Business Plan will not be effective unless made in writing and signed by the Parties hereto.  In the absence of a meeting of the Parties or an agreement on the expenditures to be incurred, none of the Parties shall commit any expenditure and may not charge the same to the Alliance.

2.3                               Sales, Marketing and Administrative

The Parties have decided to pool their selling and marketing resources to pursue, facilitate, manage and maintain the Business as follows:

a.                                       The Parties shall establish a sales and marketing Team which shall consist of personnel nominated by HCL and ZAMBA as agreed to in the Business Plan.

b.                                      The personnel who are nominated to the Team shall be jointly selected by HCL and ZAMBA.

c.                                       The Team shall be managed by ZAMBA, who shall control and manage the Team’s operations and expenses in its sales and marketing efforts for the Alliance within the approved Business Plan.

d.                                      The Team shall be responsible for selling and marketing in accordance with the agreed upon Business Plan.

e.                                       The expenditures incurred by the Parties pursuant to this Section 2.3 shall be aggregated and shared between the parties as described in this Section 2.3 irrespective of the volume of business generated.

f.                                         The sharing of expenditures incurred under this Section 2.3 shall    (i) for the first 18 months’ from the date of closing be in the ratio of **:** and (ii) thereafter be in the ratio of **:** between ZAMBA and HCL, respectively, provided, however, that, without limiting any of ZAMBA’s other obligations or responsibilities hereunder, the maximum amount which ZAMBA shall be required to pay with respect to sales, marketing & administrative expenses over the term of this Agreement shall not exceed the project management fee and/or commission which accrues to ZAMBA under this Agreement.

g.                                      The expenditures made by any Party shall be exactly as described and agreed to by the Parties in the Business Plan.  With respect to any expenditure by any Party, which exceeds the amount specifically described in the Business Plan, no other Party hereto shall be bound to pay its proportionate share of such expenditure, unless otherwise previously agreed to in writing by the Parties.

2.4                               Review and Execution of Business Plan

a.                                       Steering Committee:

The review, modification and amendment of the Business Plan and the evaluation of the performance of the Alliance will be conducted by a steering committee (“Steering Committee”), which shall be comprised of three (3) representatives designated by HCL and three (3) representatives designated by ZAMBA.  The Steering Committee will be responsible for:  (1) the initial completion of, and periodic amendment, modification and supplement to, the Business Plan; (2) conducting periodic review of operations; and (3) approving the hiring of critical Team members.  In order to carry out its duties, the Steering

Committee will meet at least once per quarter of each fiscal year.  The members of the Steering Committee will be nominated on or before February 28, 2002, and the first meeting of the Steering Committee will be held on or before March 15, 2002, to review and approve the initial Business Plan.

The Business Plan shall be reviewed at each quarterly meeting of the Steering Committee.  Based on feedback from the Team, the Steering Committee shall modify the Business Plan as the Steering Committee deems appropriate.  The modifications shall not be effective unless approved in writing by the authorized member of each Party on the Steering Committee.  The modified Business Plan shall then be treated as the Business Plan for all purposes as described herein.  In the event the Steering Committee is unable to agree on the terms of the Business Plan, or the performance of the Alliance is significantly below the expectations of the Parties set forth in a previous Business Plan, either party shall have the option, in its sole discretion, to terminate the Agreement in accordance with the provisions hereof.

b.                                      Duties and Responsibilities

i.                                          Selection:  The selection of members of the Team shall be conducted jointly by HCL and ZAMBA.

ii.                                       Delivery:  ZAMBA will be responsible for ensuring proper and timely delivery of integrated solutions and onsite services to the clients.  HCL will be responsible for ensuring proper and timely delivery of Offshore centric services.

iii.                                    Human Resources, Accounts & Administration:  Any and all Human Resources, Accounts and Administration personnel seconded or assigned to the Alliance, shall be and remain employees of the Party from whom such personnel were originally provided, seconded, assigned or otherwise deployed, and such Party shall continue to provide, and be exclusively responsible for, all compensation, insurance and other benefits provided to any such employees, including, without limitation, workers’ compensation insurance and withholding taxes.  The administrative and accounting support required by the Alliance for the initial six (6) months period from the Closing Date shall be provided by the respective parties who are responsible for the same and that the Alliance shall not be charged the same during this period.

iv.                                   Compliance with employment laws: Each Party shall ensure that it would continue to be responsible for compliance with the employment,   benefit and tax laws in respect of the personnel who are hired or assigned to the Alliance, including without limitation, workman compensation insurance and withholding taxes.

2.5                               Funding

HCL and ZAMBA shall each fund the sales and marketing expenses of the Alliance in accordance with the terms of the Business Plan.

However, HCL has agreed to fund the initial sales and marketing expenditure of the Team so long as the cumulative funding by HCL does not exceed US Dollar two (2) million and for a period not exceeding 18 months from the Closing Date.   HCL may at its option (but shall not be bound to) increase this limit of $ 2 million where it feels that the same is required to support the growth of business. Nothing herein shall prevent HCL to reduce its commitment from $2 million above should the Team’s achievement for three consecutive quarters be below those as agreed to by the Parties under the Business Plan.  In the event ZAMBA owes HCL any amount for its proportionate share of sales and marketing expenses as described herein, HCL may remit a lesser amount of project management fees owed to Zamba to reflect such amount due and payable by ZAMBA to HCL for sales, marketing and administrative expenses. The account will be reconciled and adjusted on a quarterly basis.

Any funding required in accordance with the approved business plan will be paid monthly into a separate bank account managed and maintained by ZAMBA and HCL for the Alliance in accordance with the ratio set forth in Section 2.3 (f)  above.

ARTICLE III

CONDUCT OF BUSINESS

3.1      The Parties have agreed to conduct Business as follows:

a.                                       HCL and ZAMBA shall agree to appoint and authorize one (1) person each who would be authorized to negotiate and bid contracts and orders on behalf of the Alliance.  Such authorized person s shall have the authority to negotiate contracts and orders with clients for the Business on behalf of the respective Parties.  Nothing herein shall be construed to provide the Team, or any member thereof, with the authority to sign on behalf of, or otherwise contractually bind, ZAMBA, HCL and/or HCL India without the express prior written consent of ZAMBA, HCL and/or HCL India.

b.                                      HCL shall be the named party in all contracts and orders obtained on behalf of the Alliance.    Upon receipt of a client contract, HCL shall contract with ZAMBA for ZAMBA to deliver any performance required by such contract, including any consulting and systems integration solutions provided by ZAMBA and software application services provided by HCL and/or HCL India.  In order to deliver CRM services to a client under such contract, ZAMBA shall manage the entire   project, which may consist of work and services performed both onsite and Offshore.  With respect to onsite services, ZAMBA will staff onsite resources with the onsite resources of ZAMBA and HCL in order to maximize gross margins on the contract for the Alliance.  To the extent Offshore services are necessary or appropriate to deliver effective and efficient CRM and other services under the contract, ZAMBA will subcontract to HCL India the Offshore Services portion of the contract in order to maximize gross margins under the contract for the Alliance.  HCL India will only be responsible to ZAMBA for performance of the Offshore Services portion of work required under a client contract.

c.                                       ZAMBA, and its successors and permitted assigns, shall indemnify, defend and hold HCL and/or HCL India, and their respective officers, directors, agents, employees, successors and permitted assigns, harmless from, against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys’ fees, that HCL and/or HCL India incurs from third parties, arising or resulting from a breach of a client contract because of a failure to act or perform by ZAMBA or by reason of any grossly negligent act or performance or wilful misconduct on the part of ZAMBA in its provision of services pursuant to any client contract. This indemnification relates only to that portion of the client contract for which Zamba is providing the services.

d.                                      HCL, and its successors and permitted assigns, shall indemnify, defend and hold HCL India and ZAMBA, and its respective officers, directors, agents, employees, successors and permitted assigns, harmless from, against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys’ fees, that ZAMBA incurs from third parties, arising or resulting from a breach of a client contract because of a failure to act or perform by HCL or by reason of any grossly negligent act or performance or wilful misconduct on the part of HCL in its provision of services pursuant to any client contract. This indemnification relates only to that portion of the client contract for which HCL is providing the services.

e.                                       HCL India, and its successors and permitted assigns, shall indemnify, defend and hold HCL and or ZAMBA, and its respective officers, directors, agents, employees, successors and permitted assigns, harmless from, against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys’ fees, that ZAMBA incurs from third parties, arising or resulting from a breach of a client contract because of a failure to act or perform by HCL India or by reason of any grossly negligent act or performance or wilful misconduct on the part of HCL India in its provision of services pursuant to any client contract. This indemnification relates only to that portion of the client contract for which HCL India is providing the services.

ARTICLE IV

PRICING AND PAYMENT

4.1                               Service Charges to HCL

In consideration of HCL agreeing to enter into contracts with clients, HCL shall be entitled to retain a five percent (5%) service charge on all amounts received from such clients and subcontract the work to Zamba at 95% of the order value.

4.2                               Fee for Project Management Services

ZAMBA shall be entitled to a fee for project management services, which project management service fee shall be calculated in accordance with the method described in Exhibits 1(a) and 1(b) attached hereto.

4.3                               Charge for Onsite Resources Payable to ZAMBA

In addition to a fee for project management services, ZAMBA shall be entitled to a charge for onsite resources, which onsite resources charge shall be calculated in accordance with Exhibit 3.

4.4                               Fee for Onsite Services Payable to HCL

In the event a client contract requires HCL to perform onsite services, such services shall be provided by HCL in exchange for payment of the onsite service rates in accordance with Exhibit 3.

4.5                               Fee for Offshore Services

ZAMBA shall sub-contract to HCL India all Offshore Services to be provided under all new client contracts in respect of the Business. The amount for Offshore Services shall be payable to HCL India and calculated in accordance with the method described in Exhibits 1(a) and 1(b).  Where no Offshore Services are required to be provided by HCL India, the amount set forth in Exhibits 1(a) and 1(b) shall become payable by ZAMBA to HCL.

4.6                               Collections and credit risk

It is agreed between the Parties that the Team shall be responsible for all collections, in spite of the fact that the invoice will be in HCL’s name. In the event that there is a default in payment by the client or customer, both of the Parties shall bear the risk of and responsibility for such default equally.

4.7                               Joint Account

Both HCL and ZAMBA shall open a joint account to deposit all monies whether by way of advance or otherwise received from clients or customers, which joint account shall be managed and maintained jointly by and between ZAMBA and HCL.  Any and all amounts held in the joint account shall first be allocated to between Zamba onsite cost, HCL onsite cost and HCL India offshore cost in the ratio thereof; and thereafter pay HCL for any cumulative sales marketing and administrative expenses which are to be recovered from ZAMBA in accordance with section 2.5. If there is still any amount left to be disbursed, the same shall be disbursed in the ratio of **:** (which ratio shall be **:** after a period of 18 months from the Closing Date) between HCL India/HCL and Zamba.    Any un-recovered sales, marketing and administrative expenses incurred by HCL in accordance with section 2.5 shall be carried forward to be recovered from subsequent payments for project management fees which become due to Zamba, without any limitation of time.

4.8                               Sale of HCL services by ZAMBA

In the event ZAMBA offers and sells to its client base services offered by HCL, ZAMBA shall be entitled to commission calculated in accordance with the schedule of commissions set forth in Exhibit 2 attached hereto depending upon the type of HCL services sold.  Each such contract shall be taken by HCL/HCL India directly in its name.

4.9                               Sale of ZAMBA services by HCL

In the event HCL offers and sells to its client base services offered by ZAMBA, the Parties agree that HCL shall be entitled to a finder’s fee of ten percent (10%) of the value of such contract   for ZAMBA’s services.  Each such contract shall be taken by Zamba directly in its name.

4.10        Maintenance of Financial Records and Reports

The Parties shall maintain at their respective principal offices, and furnish to each other Party upon such Party’s reasonable request, adequate financial records and reports with respect to services rendered pursuant to the Alliance by such Party to clients and amounts received therefrom in connection with this Agreement.  Such financial records and reports shall be summarized and provided to each Party hereto on a monthly basis. Each Party shall have the right to audit the financial records and reports of each other Party as reasonably required to verify the amounts received from clients for services rendered and expenses incurred, and to validate the proper allocation of proceeds received from all client contracts in accordance with the terms of this Agreement.

ARTICLE V

EXCLUSIVITY

5.1                               Non-compete

During the term of this Agreement, the Alliance will not compete with any of the Parties for their respective service offerings. Except as stated in Section 5, during the term of the Agreement, and for a period of six (6) months thereafter, the Parties will not compete with the Alliance with respect to the Business.

5.2                         Offshore Services

The Alliance agrees that during the term of this Agreement, HCL India shall be the exclusive entity for the provision of Offshore Services required for the Business. ZAMBA hereby agrees that during the term of this agreement and for a period of six (6) months thereafter, it shall exclusively use HCL India to provide any Offshore Services.  This obligation of ZAMBA to use HCL India for provision of Offshore Services for a period of six (6) months beyond the term of the agreement shall not apply where HCL is a defaulting party in terms of Section 8.1.  During the period of this Agreement and for six (6) months thereafter, Zamba agrees that it shall not set up any Offshore facility or enter into a joint venture or alliance of any form with any other party, which involves the provision of Offshore Services. However, there could be a situation where ZAMBA’S clients insist on working directly with a different offshore services provider in which case Zamba shall refer such matter during the term of this Agreement to the Steering Committee for its prior approval, not to be unreasonably withheld, conditioned, or delayed.  Further, HCL and HCL India acknowledge and agree that Zamba may continue to use its existing subsidiary in Chennai, India to perform Offshore Services for current engagements as deemed appropriate by Zamba. Zamba agrees that it will not grow the subsidiary and will work with HCL on transitioning the work to HCL as soon as possible.

5.3                               CRM’s Service Offerings

Notwithstanding anything herein to the contrary, the Parties agree that HCL has made, and will continue to make, a considerable investment in pursuing opportunities in CRM space. However provisions of the section 5.1 above still continue to apply.

Zamba will also continue to address the CRM market as it is currently doing, however provisions of sections 5.1 and 5.2 above will apply.

ARTICLE VI

STRATEGIC INVESTMENT

6.1                               Investment in ZAMBA

As part of the consideration to induce ZAMBA to enter into this Alliance and work towards the objectives set forth herein, HCL has agreed to make the investments in ZAMBA set forth below:

(i)                                     On the Closing Date, HCL shall purchase 2,460,025shares of ZAMBA common stock, with a par value of $.01 per share, at a per share purchase price of $0.407, as set forth in the Stock Purchase Agreement attached as Exhibit 4 to this Agreement.  The per share purchase price is based upon the average of the closing bid prices of ZAMBA’s common stock on the Nasdaq National Market System for the twenty (20) business days preceding, but not including, February 21, 2002.

(ii)                                  In connection with HCL’s purchase of equity, ZAMBA shall issue to HCL a warrant to purchase up to 615,006 shares of ZAMBA common stock at an exercise price of $0.610 per share, pursuant to the Warrant Agreement attached to this Agreement as Exhibit 5.  The exercise price of the warrant represents one hundred fifty percent (150%) of the per share purchase price for the purchase of common stock set forth above.  ZAMBA shall also grant HCL certain rights to register the shares of ZAMBA common stock purchased under Section 6.1(i) pursuant to the Registration Rights Agreement attached as Exhibit 6 to this Agreement.

6.2                               Board Representation

As long as this Agreement remains in force, ZAMBA shall nominate one (1) representative of HCL to be a member of the ZAMBA Board of Directors (“HCL Director”), and recommend that shareholders vote for the HCL Director and take reasonable action in this regard. For so long as the HCL Director is a member of the ZAMBA Board of Directors, ZAMBA shall, with respect to such person:

a.                                       maintain D&O liability insurance as may be decided by the board, which shall not be less than $5 million.

b.                                      make such D&O liability insurance coverage applicable to the HCL Director;

c.                                       enter into an indemnification agreement with the HCL Director on terms substantially similar those in effect with other ZAMBA directors; and

d.                                      pay to the HCL Director the same compensation paid to any and all other non-employee directors of ZAMBA

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

7.1                               The Parties warrant to each other as follows:

a.                                       Authority and Authorization of the Parties.  Each of the Parties have full corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and thereby and to perform each of their respective obligations hereunder. The execution and delivery by the Parties of this Agreement, the performance by each of the Parties of its obligations and the consummation by it of the transactions contemplated herein, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Parties.  No other corporate or other proceedings on the part of any Party is necessary to authorize the execution and delivery of this Agreement, or the performance by it of its obligations hereunder and thereunder.  This Agreement and the Ancillary Agreements have been duly and validly executed and delivered by the Parties and constitute valid and binding obligations of each of the Parties, enforceable against each of them in accordance with their terms, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to creditors’ rights generally.

b.                                      Organization and Standing of the Parties.  ZAMBA is a Delaware Corporation that is duly organized and validly existing under the corporate laws of such state, and has the requisite power and authority to carry on its business as it is now being conducted.  HCL is a California Corporation that is duly organized and validly existing under the corporate laws of such state, and has the requisite power and authority to carry on its business as it is now being conducted. HCL India is an Indian company that is duly organized and validly existing under the corporate laws of India, and has the requisite power and authority to carry on its business as it is now being conducted.  The Parties are in all material respects in good standing in each jurisdiction where the character of its properties or the nature of its business makes such qualification or licensing necessary.

c.                                       No Conflict; Required Filings and Consents.  Neither the execution and delivery by each of the Parties of this Agreement nor the consummation by the Parties of the transactions contemplated hereby will (a) conflict with, or result in a breach or violation of, any of the provisions of the Certificate of Incorporation, Articles of Incorporation,

Bylaws or other organizational documents of the Party; (b) constitute or result in a breach or violation of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Liens upon any property or assets of the Party pursuant to, any contract to which the Party is a party or to which the Party may be subject; or (c) violate any laws, rules, regulations or orders applicable to the Party or any of its properties or assets.  Except as described in this Agreement, no notice to, consent from, order of, or registration, declaration or filing with, any person, entity, agency or authority is required to be obtained or made by the Parties in connection with the execution and delivery by the Parties of this Agreement or the consummation or performance by the Parties of the transactions contemplated by this Agreement.

ARTICLE VIII

EVENT OF DEFAULT

8.1                               Event of Default

An “Event of Default” shall have occurred in the event any of the following takes place:

a.                                       any action or proceeding is commenced by ZAMBA to seek the protection afforded under any applicable bankruptcy or insolvency laws, or any procedure is initiated to wind-up the business of, or other reorganize, ZAMBA (other than for the purpose of a solvent amalgamation or reconstruction with the prior approval of HCL, such approval not to be unreasonably withheld or delayed), and that action, proceeding or procedure is not terminated or discharged within ninety (90) days;

b.                                      any action or proceeding is commenced by HCL to seek the protection afforded under any applicable bankruptcy or insolvency laws, or any procedure is initiated to wind-up the business of, or other reorganize, HCL (other than for the purpose of a solvent amalgamation or reconstruction with the prior approval of ZAMBA, such approval not to be unreasonably withheld or delayed), and that action, proceeding or procedure is not terminated or discharged within ninety  (90) days;

c.                                       the holder of any security over all or substantially all of the assets of either of the Parties takes any step to enforce that security, and that enforcement action is not discontinued or stayed within ninety (90) days;

d.                                      all or substantially all of the assets of any of the Parties is subject to attachment, sequestration, execution or any similar process, and that process is not terminated, discharged or stayed within ninety (90) days

e.                                       a Change of Control of any of the Parties occurs;

f.                                         any Party defaults in making a payment due under the Agreement and such defaulting Party fails to cure such default within thirty (30) days of the date such Party received notice of the default;

g.                                      any of the Parties enters into a composition or arrangement with its creditors or any class thereof; or

h.                                      any of the Parties ceases conducting its business operations.

ARTICLE IX

TERMINATION

9.1                               Term and Termination

This Agreement shall continue for an indefinite period of time unless terminated by the Parties pursuant hereto.  This Agreement shall terminate immediately (except for those provisions expressly stated to continue beyond termination of this Agreement or without limit in time):

a.                                       in the event a Party receives notice of an Event of Default and fails to cure such Event of Default within fifteen (15) days;

b.                                      by either Party providing the other with written notice of termination for any reason or no reason whatsoever at least one hundred eighty (180) days before the effective date of such termination except that ZAMBA shall not be entitled to   terminate this Agreement under this section 9.1b  so long as it owes any monies  to HCL or HCL India pursuant to the terms hereof related to  any unrecovered sales, marketing and administrative expenses from the project management fees; or

c.                                       by mutual written consent of the Parties.

9.2                               Effect of Termination

Except as otherwise provided herein, following termination of this Agreement by reason of the occurrence of an Event of Default, the non-defaulting party shall have the option of continuing to service the client contracts and relationships established under the Alliance.  Following termination of this Agreement by reason of an Event of Default, the defaulting party shall not enjoy any of the benefits deriving from this Agreement after the date of receipt of notice of the Event of Default, unless such Event of Default is cured within the prescribed period.  In the event that the Parties mutually agree to terminate the Agreement, the Parties shall amicably determine the best way to fairly and equitably maintain, manage, divide and partition the client contracts and relationships established under the Alliance. Notwithstanding any of the foregoing, upon termination of this Agreement, each Party shall immediately discontinue the further use of, and shall immediately return to the originating Party, any and all Intellectual Property (as defined below) of, and confidential information (including all copies thereof) received from, any other Party. Further on termination, any monies due to any Party under this Agreement shall become immediately payable and shall be accrued forthwith, provided that ZAMBA shall not be obligated to HCL and/or HCL India for any sales, marketing and administrative expenses in excess of the project management fees that accrues to Zamba hereunder.

ARTICLE X

GENERAL

10.1                          Indemnification

Each Party, and its respective successors and assigns, shall indemnify, defend and hold each other Party, and its respective officers, directors, agents, employees, successors and permitted assigns, harmless from, against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys’ fees, that such other Parties may incur or suffer, or which may arise or result, by reason of:  (1) a material breach of any of the representations or warranties contained in this Agreement; (2) the failure to disclose any material fact or information in connection with the negotiation, preparation, execution or performance of this Agreement; (3) any infringement claims with respect to any Party’s Intellectual Property, Work Product or other claimed confidential or proprietary rights; (4) the failure to perform any obligation pursuant to the provisions of this Agreement; (5) the breach of the non-competition and confidentiality restrictions set forth in this Agreement; or (6) any gross negligence or willful misconduct with respect to any performance contemplated by this Agreement.  The Party required to provide indemnification hereunder shall have sole control over, and authority to, defend and settle, at its own expense, any claims relating to the foregoing, provided, however, that the Party or Parties receiving indemnification provide such indemnifying Party prompt written notice of any such claims and all information reasonably available and assistance reasonably necessary to effectively defend or settle such claim.

10.2                          Delays in Performance

None of the Parties shall be in breach of this Agreement in the event any delay in such Party’s performance is caused by any other Party’s failure to provide services, materials or information in a timely manner.  None of the Parties shall be in breach of this Agreement in the event such Party is unable to perform its obligations under this Agreement, and/or a client contract by reason of a natural disaster, war, emergency conditions, labor strife, the substantial inoperability of technical infrastructures, the inability to obtain supplies or other reasons or conditions beyond such Party’s reasonable control; provided, however, that if such reasons or conditions remain in effect for a period of more than sixty (60) days, any   Party hereto may terminate the Agreement without further liability to the  other Party.

10.3                          Intellectual Property Ownership

Except as otherwise specifically provided in a client contract between the Alliance and a customer, during the term of this Agreement, each Party shall separately be and remain the exclusive owner of all right, title and interest in and to any and all proprietary information, including, without limitation, computer hardware and software (including object and source code formats), technology, methods, trade secrets, processes, graphics, and other materials, items and work product (the “Work Product”) that such Party uses in the conduct of their business or provides to customers and clients, including, without limitation, all rights of copyright, patent, trade secrets, trademarks, service marks, trade dress, artistic and moral rights, character rights, publicity rights, and any and all other proprietary rights of any kind whosoever relating to the Work Product, together with any and all applications, registrations, renewals and extension rights, and rights to sue for past, present or future infringement (the “Intellectual Property”).

10.4                          Survival

The terms and provisions of this Agreement that require performance after the termination of this Agreement, or have application to events which are set to occur after the termination of this Agreement, shall survive the termination of this Agreement.  In addition, notwithstanding any investigation made by or on behalf of any of the Parties hereto or the results of any such investigation, the representations and warranties contained herein will survive the termination of this Agreement for a period of two (2) years.  Representations and warranties provided by the Parties in any of the Ancillary Agreements will survive the date of this Agreement for the period of time set forth in such Ancillary Agreement, or if no such period of time is set forth therein, for a period of two (2) years consistent herewith.

10.5                          Binding Effect

Each and every provision of this Agreement shall be binding on, and inure to the benefit of, each of the Parties hereto and their respective successors and permitted assigns. No Party shall assign (or declare any trust in favor of a third party over) all or any part of the benefit of, or its rights or benefits under, this Agreement, without the prior written consent of the other Parties.

10.6                          Entire Agreement; Amendment

a.                                       Whole and only agreement:  This Agreement, together with the Ancillary Agreements, constitute the whole and only agreements between the Parties relating to the subject matter of this Agreement and the Ancillary Agreements.

b.                                      Exclusion of other rights of action: Except in the case of fraud, no Party shall have any right of action against any other Party to this Agreement arising out of, or in connection with, any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement or any Ancillary Agreement if such draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement is made or given by any person at any time prior to the date of this Agreement, except to the extent that it is included in this Agreement or in any Ancillary Agreement.

c.                                       Variation or Amendment: This Agreement may only be varied or amended pursuant to a written instrument signed by each of the Parties.

10.7                          Notices

a.                                       Notices to be in Writing: A notice under this Agreement shall only be effective if it is in writing.  Faxes are permitted, but writing on the screen of a visual display unit and e-mail are not permitted and shall be not effective notice hereunder.

b.                                      Addresses:  Notices under this Agreement shall be sent to a Party at its address or number, and for the attention of the individual, set forth below:

Party and title	Address	Facsimile no.
ZAMBA Corporation Attn. Chief Financial or Legal Officer	3033 Excelsior Blvd., Suite 200, Minneapolis, MN 55416 USA	952-893-3938

HCL Technologies America, Inc. Attn. Mr. Raj Sirohi, President	330, Potrero Avenue, Sunnyvale, California 94085, USA

HCL Technologies Limited (Attn. Chief Financial Officer)	A 10 & 11, Sector III, Noida, Uttar Pradesh 201 301, India	+91 11 91 452 6907

PROVIDED, HOWEVER, that a Party may change its notice details by giving notice to the other Parties of the change in accordance with this Section 10.7, which notice of a change of address shall be effective five (5) business days after such notice is received, or such later date as may be specified in the notice.

c.                                       Receipt of Notices: Any notice given under this Agreement shall, in the absence of earlier receipt, be deemed to have been duly given as follows:

i.                  if delivered personally or by courier, on delivery;

ii.               if sent by first class inland post, two (2) business days after the date of posting;

iii.            if sent by airmail, six (6) business days after the date of posting;

iv.           if sent by facsimile, when dispatched, subject to receipt of confirmation of receipt.

d.                                      Any notice given under this Agreement outside working hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of working hours in such place.

10.8                          Delay or Omission

No delay or omission by any Party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall operate as, or be construed to be, a waiver of, or otherwise affect in any manner, any right, power or remedy.

10.9                          Single or Partial Exercise

The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of such right, power or remedy or otherwise restrict in any manner the exercise of any other right, power or remedy.

10.10                   Cumulative Rights

The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law or in equity.

10.11                   Damages Not an Adequate Remedy

Notwithstanding any express remedies provided under this Agreement, and without prejudice to any other right or remedy which any Party may have, each Party acknowledges and agrees that damages alone may not be an adequate remedy for any breach by it of the provisions of this Agreement, so that in the event of a breach or anticipated breach of such provisions, the remedies of injunction and/or an order for specific performance would be available in appropriate circumstances.

10.12                   No Third Party Rights

Except as set forth herein, this Agreement shall not confer any rights or remedies upon any person or entity, or inure to the benefit of any person or entity other than the Parties and their respective successors and permitted assigns.

10.13                   No Partnership

Nothing in this Agreement, and no action taken by the Parties under this Agreement, shall constitute a partnership, association or other cooperative entity between any of the Parties, authorize any party to act as an agent for, or otherwise on behalf of, any other Party for any purpose.

10.14                   Costs and expenses

Except as otherwise stated in this Agreement, each Party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and performance of this Agreement and the Ancillary Agreements.

10.15                   Counterparts

This Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, including by facsimile, but shall not be effective until each Party has executed at least one counterpart.  Each counterpart shall constitute an original of this Agreement, and all the counterparts together shall constitute one and the same instrument.

10.16                   Language

This Agreement may be translated into languages other than English; provided, however, that for purposes of interpretation, construction and performance of the terms and provisions hereof, the English language version of this Agreement shall control.

10.17                   Choice of Governing Law

This Agreement is to be governed by, and construed and interpreted in accordance with, the laws of the State of California, USA, which shall be the proper law of this agreement notwithstanding any rules of conflicts of laws or private international law under which any other law would be made applicable.

10.18                   Arbitration

Any dispute, controversy or claim arising out of, or relating to, this Agreement, or the breach thereof or the relationship created thereby, which is not settled by mutual consultation within a period of thirty (30) business days, shall be resolved exclusively by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce then in effect.  Any arbitration proceedings shall be heard before a panel of three (3) arbitrators, one (1) to be chosen by ZAMBA, one (1) to be chosen by HCL and the third to be chosen by those two (2) arbitrators; provided, however, that such arbitrators shall be selected within fifteen (15) business days of the date either Party institutes arbitration proceedings.  In the event any Party refuses to participate in the arbitration proceedings or fails to appoint its arbitrator within the specified period, or the two (2) selected arbitrators are unable to agree on the selection of the third, the ICC shall appoint an arbitrator or arbitrators to complete the three-member panel.  Any arbitration proceedings shall be conducted in the English language and held in San Jose, California, USA.  The decision of the arbitrators shall be final and binding on the Parties, shall be enforceable in any competent court having jurisdiction over the Parties and shall not be subject to any appeal.  The losing Party, as determined by the arbitrators, shall pay all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees) incurred by the prevailing Party, as determined by the arbitrators, in connection with any such dispute, unless the arbitrators shall direct otherwise.

10.19                   Announcements

a.                                       Restriction on Announcements

No public announcement concerning this Agreement  shall be made by any Party without the prior written approval of the others, such approval not to be unreasonably withheld or delayed.

b.                                      Permitted Announcements

Notwithstanding the previous provisions of this Section 10.19, any Party may, whenever practicable after consultation with the other Parties, make an announcement concerning this Agreement if required by:

i.        law; or

ii.     any securities exchange or over-the-counter market or regulatory or governmental body to which that Party is subject or will be subject, whether or not the requirement has the force of law.

c.                                       Duration of Restrictions

The restrictions contained in this Section 10.19 shall continue to apply to each Party (including any Shareholder who has ceased to hold Shares) without limit in time.

10.20                   Confidentiality

a.                                       Each party shall treat as confidential all information received or obtained as a result of entering into or performing this Agreement, which relates to:

(i)                    the provisions of this Agreement;

(ii)                 the negotiations relating to this Agreement;

(iii)              the subject matter of this Agreement;

(iv)             the other party; or

(v)                 the other party or its businesses, assets, technology, services, know-how, clients, partners, employees,  services, finances, business plans.

b.                                      Notwithstanding the other provisions of this clause, either party may disclose confidential information:

 (i)  if and to the extent required by the Law of any relevant jurisdiction;

 (ii) if and to the extent required by, or if and to the extent it would customarily notify such information to, any securities exchange or over the counter market or regulatory or governmental body to which that party is subject or submits, or will be subject to or will submit to after the date of this Agreement, wherever situated, whether or not any such requirement has the force of law;

 (iii) if and to the extent required to vest the full benefit of this Agreement in that party to its professional advisers, auditors and bankers;

 (v)  if and to the extent the information has come into the public domain through no fault of that party;

(vi)  if and to the extent the other party has given prior written consent to the disclosure, such consent not to be unreasonably withheld or delayed; or

(vii) in arbitration proceedings or proceedings in a court if required pursuant to an order of the arbitration panel or court and appropriate protection sought against dissemination or publication outside of the arbitration or court proceedings.

(c)                                        Duration of Obligations.  The restrictions contained in this Section shall continue to apply to each Party (including any Party which has ceased to be a Party to the Alliance)  for a period of two (2) years following the termination of this Agreement.

10.21      Situs and Jurisdiction

Venue for any proceeding arising from any dispute under this Agreement which is not subject to arbitration under Section 10.19 hereof, shall be in San Jose, California, USA, and the Parties hereby consent to and agree that the federal and state courts in San Jose, California, USA shall have exclusive jurisdiction in any such proceeding.

10.23      Nature of Relationship

The Parties acknowledge and agree that the provisions of this Agreement shall not in any respect whatsoever be deemed to constitute co-ownership of any business for profit within the meaning of the California Uniform Partnership Act of 1994 or otherwise create a partnership, corporate or business entity, or other business combination between ZAMBA, HCL and HCL India.  ZAMBA, HCL and HCL India shall conspicuously identify themselves to all persons and organizations as independent contractors and shall not represent or imply to any other person or organization that this Agreement authorizes ZAMBA, HCL or HCL India to act as an agent for or on behalf of any other Party, other than as provided for in this Agreement.  Neither ZAMBA, HCL nor HCL India shall be obligated by any agreement, representation or warranty made by any other Party, nor shall ZAMBA, HCL or HCL India be obligated for damages to any person or organization for personal injuries or property damage directly or indirectly arising out of the conduct of the other Party’s business or caused by the other Party’s negligence, willful act, or failure to act.  As independent contractors, ZAMBA, HCL and HCL India shall be separately responsible for the payment of their income or other taxes.  In addition, ZAMBA, HCL and HCL India shall be separately responsible for carrying workers’ compensation insurance on themselves and their employees and agents.

10.24      Export Restrictions

ZAMBA and HCL are subject to the laws and regulations of the United States governing the export of United States products and technology.  The Parties hereby agree not to directly or indirectly engage in any acts that would constitute a violation of such laws or regulations.  The Parties further agree not to ship, export, re-export, divert, dispose of, or otherwise authorize or permit the shipment, exportation, diversion or disposition of, any equipment, know-how, technical data, documentation or other materials furnished pursuant to this Agreement originating in or from the United States.

10.25             Closing

The closing shall happen after the Parties have executed this Agreement, together the agreements in Exhibits 4, 5 and 6 and the Parties have secured the consent of their respective Board of Directors to entering into this Alliance transactions contemplated thereby and Either one of HCL, HCL India or an HCL Affiliate has remitted  $1 million towards equity investments in terms of section 6.1 above.

 HCL, HCL India or an HCL Affiliate shall remit $1 Million towards equity investment in terms of section 6.1 above within 7 business days of the parties having executed this agreement together with the agreements in exhibits 4,5 and 6 and recited of consent of Zamba’s Board of Directors to enter into this alliance and transactions contemplated thereby.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered effective as of the day and year first above written.

For and on behalf of:
ZAMBA CORPORATION

/s/ D. Holden
Name: Doug Holden
Title: CEO

For and on behalf of:
HCL TECHNOLOGIES AMERICA, INC.

/s/ Ashok Jain
Name: Ashok Jain
Title: Supervisory Director

For and on behalf of:
HCL TECHNOLOGIES LIMITED, INDIA

/s/ Ashok Jain
Name: Ashok Jain
Title: EVP

Index of Exhibits

To

Strategic Alliance Agreement

Number	Description

1(a)	Fees for Services for Initial 18 Months

1(b)	Fees for Services for the Period After 18 Months

2	Commission Payable to Zamba for Sale of HCL Service
Offerings by Zamba

3	Pricing Model

4	Form of Stock Purchase Agreement

5	Form of Warrant

6	Form of Registration Rights Agreement